Exhibit 99.1

Nivalis Therapeutics Reports Fourth Quarter and Full-Year 2016 Financial Results

Review of Strategic Alternatives Progressing as Operations Streamlined

BOULDER, Colo., February 13, 2017 –  Nivalis Therapeutics, Inc. (NASDAQ: NVLS), a pharmaceutical company historically focused on developing innovative solutions for people with cystic fibrosis (CF), today reported financial results and recent business highlights for the fourth quarter and year ended December 31, 2016.

“Nivalis is continuing its evaluation of strategic alternatives,” said Mike Carruthers, interim president and chief financial officer of Nivalis. “We are also on track to conclude our second Phase 2 study in CF, and to complete staff reductions relating to the winding down of our research and development activities in the first quarter of 2017,” Carruthers added.

Fourth Quarter and Full Year Financial Results

For the fourth quarter ended December 31, 2016, Nivalis reported a net loss of $7.7 million, or ($0.50) per share, compared to a net loss of $6.6 million, or ($0.42) per share, for the fourth quarter of the prior fiscal year. For the full year, Nivalis reported a net loss of $31.5 million compared to a net loss of $22.8 million for the prior fiscal year. The increased loss in the quarter and twelve-month period ended December 31, 2016, compared to the prior year, was the result of increased clinical trial costs related to two Phase 2 studies and one Phase 1 study conducted during 2016, compared with only a single Phase 1b study and initial costs for one of the Phase 2 studies that began late in 2015. In addition, general and administrative costs increased in 2016 and were largely related to operating as a publicly-traded company for the entire year of 2016.

Cash used in operating activities was $5.2 million during the fourth quarter of 2016 and $26.3 million for the twelve months ended December 31, 2016. As of December 31, 2016, Nivalis has $61.0 million in cash and marketable securities. Nivalis has no outstanding debt and there were 15.6 million shares of common stock issued and outstanding as of December 31, 2016.

Recent Business Highlights

•	Results from Phase 2 Clinical Trial of Cavosonstat for Treatment of Cystic Fibrosis

In late November 2016, the Company announced topline results from the Company's Phase 2 trial evaluating the efficacy and safety of two doses of cavosonstat in adult patients with CF who had two copies of the F508del-CFTR mutation and were being treated with OrkambiTM. There were no dose limiting toxicities observed in the trial and cavosonstat was well tolerated at all doses in the trial. The trial failed, however, to demonstrate benefit in absolute change in percent predicted FEV1, the trial’s primary endpoint, or in sweat chloride reduction at 12 weeks, a secondary endpoint of the trial.

•	Announced Review of Strategic Alternatives

As a result of the Phase 2 results announced in November 2016, the Company’s Board of Directors formed a Special Committee in December 2016 to explore and evaluate a range of strategic alternatives focused on maximizing stockholder value from the Company’s clinical assets and cash resources. Nivalis engaged Ladenburg Thalmann & Co. Inc. to act as its strategic financial advisor for this process. Potential strategic alternatives that may be explored or evaluated as part of this process include the potential for an acquisition, merger, business combination, licensing or other strategic transaction involving the Company. There can be no assurance, however, that this process will result in any such transaction.

•	Announced Corporate Restructuring

In early January, the Company announced that its Board of Directors had approved a restructuring plan primarily designed to reduce operational costs and preserve cash as the Company explores strategic alternatives focused on maximizing stockholder value from its clinical assets and cash resources. The Company is in the process of completing a reduction in workforce affecting 25 employees, including Jon Congleton, the Company’s former President and Chief Executive Officer, and David Rodman, M.D., the Company’s former Chief Medical Officer and Executive Vice President of Discovery, who were terminated effective January 15, 2017. The reductions began in January and are expected to conclude March 31, 2017, after which the Company expects to have five remaining employees.

About Nivalis Therapeutics, Inc.
Nivalis Therapeutics, Inc. (http://www.nivalis.com) is a pharmaceutical company that has historically been focused on the discovery and development of product candidates for patients with cystic fibrosis, or CF. Our GSNOR inhibitors selectively target an enzyme known as S-nitrosoglutathione reductase, which we refer to as GSNOR. GSNOR regulates levels of an endogenous protein known as S-nitrosoglutathione, or GSNO.  Depleted levels of GSNO have been associated with CF, asthma, inflammatory bowel diseases and certain cardiovascular diseases. However, in light of recent disappointing results of a Phase 2 clinical trial of our lead product candidate, cavosonstat, in CF, we determined to not pursue the development of this compound in CF and to wind down our research and development activities as we shift our strategic emphasis to investigating and evaluating strategic alternatives.

About Cavosonstat
Cavosonstat works through a novel mechanism of action called GSNOR inhibition. Nivalis discovered and owns exclusive rights to cavosonstat in the United States (U.S.) and all other major markets, including U.S. composition of matter patent protection until at least 2031. Cavosonstat was granted Orphan Drug and Fast Track designations in CF by the FDA in 2016. Nivalis has completed clinical studies with cavosonstat, including a Phase 1a dose-escalation safety study in healthy volunteers, a Phase 1b safety study and a Phase 2 trial in adult patients with CF who had two copies of the F508del-CFTR mutation and were being treated with OrkambiTM. A trial of cavosonstat in patients with CF who are currently taking KalydecoTM, is expected to be completed in the first quarter of 2017.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements related to the expected timing of the completion of the workforce reduction plan, the expected timing of the completion of ongoing clinical studies and the potential for, and timing of, a strategic transaction involving the Company. These forward-looking statements are based on the current intent and expectations of the management of the Company. These statements are not guarantees of future performance or actions and involve risks and uncertainties that are difficult to predict. The Company’s actual performance in the timing and outcome of actions and events may differ materially from those expressed or implied in the forward-looking statements because such statements are based on assumptions and projections relating to these activities that are inherently uncertain and may also be affected by risks such as: that delays may occur in the completion and close-out of ongoing clinical trials; that the Company may be unsuccessful in negotiating and successfully completing a strategic transaction or that consummating a transaction takes longer than expected; that costs associated with exploring and closing a strategic transaction are higher than anticipated; that expected benefits from a strategic transaction are not realized; and the other risks and uncertainties described in the Company’s SEC reports filed under the Securities Exchange Act of 1934, including its most recent annual report on Form 10-K filed with the Securities and Exchange Commission on March 8, 2016. All information in this press release is as of the date of this release, and Nivalis undertakes no duty to update or revise this information unless required by law.

Nivalis Therapeutics, Inc.

Condensed Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenue	$—	$—	$—	$—

Operating expenses:
Research and development	5,656	4,293	23,316	16,054
General and administrative	2,168	2,337	8,586	6,844
Loss from operations	(7,824)	(6,630)	(31,902)	(22,898)
Interest income	111	67	439	80
Net loss	$(7,713)	$(6,563)	$(31,463)	$(22,818)

Weighted average shares outstanding	15,540	15,452	15,492	9,371
Basic and diluted net loss per share	$(0.50)	$(0.42)	$(2.03)	$(2.43)

Summary Balance Sheet Data

(in thousands)

	December 31,	December 31,
	2016	2015
Cash, cash equivalents and marketable securities	$61,035	$87,254
Property, plant and equipment, gross	1,744	1,669
Working capital	55,164	83,267
Total assets	61,935	87,909
Stockholders' equity	55,436	83,490

Contacts:

Investor Relations

Mike Carruthers

1-720-945-7707

mike.carruthers@nivalis.com

Media Relations

Lindsay Rocco

1-862-596-1304

lrocco@elixirhealthpr.com